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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 2-91309, 33-47832, 33-59562, 333-01871 and 333-01303) and the Registration Statements
on Form S-8 (Nos. 2-76847, 2-81536, 33-26099, 33-30821, 33-48165, 33-52067,
33-52989, 33-50563, 33-54099, 333-39945, 333-39931 and 333-40829) of Dresser
Industries, Inc. of our report dated November 26, 1997 appearing on page 27 of this Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Dallas, Texas
January 27, 1998